August 10, 2000




Mr. Greg G. Byrne
15 Northwest Portland Avenue
Condo #107
Bend, OR  97701

Dear Greg,

I am writing to you to set forth your entitlement in connection with the termination of your employment with US Timberlands Services Company, LLC ("Services") and Fiber Resource, LLC ("FRS"). If for any reason, either you or FRS determine to terminate your employment relationship with FRS on or before June 30, 2001, Services or U.S. Timberlands Company, LP shall pay to you an amount equal to the sum of $150,000 plus any amounts to which you were entitled under your employment letter with FRS, dated on or about the date hereof, less any amounts paid to you by FRS in connection with the termination of your employment with FRS.

During your term of employment and for a period six years thereafter, FRS and Services shall cause you to be covered by name as an insured under any policy or contract of insurance obtained by them to insure their directors and officers against personal liability for acts or omissions in connection with your service as an officer or director or service in other capacities at the request of the companies. The coverage provided shall be of scope and terms and conditions at least as favorable as the coverage (if any) provided to any other officer or director of the companies. To the maximum extent permitted under applicable law, during the term of your employment by FRS or Services (the "Companies") and for a period of six years thereafter, the Companies shall indemnify you against and hold you harmless from any cost liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Companies or any subsidiary or affiliate thereof.

G.G. Byrne
Page 2


If the foregoing accurately sets forth our understanding and agreement, please execute the letter in the space provided below.

                                             Sincerely,



                                             John M. Rudey
                                             Chairman, CEO & President
                                             U.S. Timberlands Services, LLC


Agreed:


-----------------------------
Greg G. Byrne